Yum! Brands Names Chris Turner as Chief Financial Officer

Louisville, KY, June 26, 2019 - Yum! Brands, Inc. (NYSE: YUM) today announced that Chris Turner, 44, will join the Company as Chief Financial Officer, reporting to Chief Executive Officer Greg Creed, effective August 8, 2019. In this role, Turner will assume global responsibility for finance, corporate strategy, supply chain and information technology.

Turner joins Yum! Brands from PepsiCo, where he most recently served as Senior Vice President and General Manager leading PepsiCo’s retail and ecommerce businesses with Walmart in the U.S. and more than 25 countries and across PepsiCo’s brands in the beverage, snack and nutrition categories. Today’s announcement concludes the previously announced search for Yum! Brands’ top financial post, which is currently held by David Gibbs, the Company’s President, Chief Operating Officer and Chief Financial Officer.

“On behalf of our leadership team and the Board of Directors, I am pleased to welcome Chris Turner to Yum! Brands as our new Chief Financial Officer. From his time at PepsiCo to his years at McKinsey & Company, Chris brings nearly 20 years of strategy, finance, M&A and operations leadership to Yum! Brands,” said Creed. “We are confident that Chris’ commercial experience with iconic consumer-oriented companies, particularly across the quick-service restaurant and retail sectors, will prove instrumental as we drive global growth, leveraging our unprecedented scale and maximizing value for our customers, franchisees, employees and shareholders.”

“Chris’ deep experience in the consumer sector, strong financial acumen and track record of growth leadership make him perfect for the CFO role at Yum! Brands. He has extensive experience delivering on aggressive performance targets and helping industry leaders navigate complex operating environments, M&A, disruptive innovation and category transformation, which will be invaluable to our company,” said Gibbs. “Chris will be a strategic partner as we leverage our scale to drive global same-store sales and net-new unit growth and improve franchise unit economics.”

Prior to leading PepsiCo’s Walmart business, Turner served as Senior Vice President of Transformation for PepsiCo’s Frito-Lay North America business, where he led the optimization of Frito-Lay’s world-class direct-store delivery capability as part of a broader transformation of the end-to-end value chain. Previously, he led the long-term strategic planning processes related to growth acceleration, category expansion and M&A as Senior Vice President of Strategy for Frito-Lay.

Chris previously spent more than 13 years at McKinsey & Company, one of the world’s largest strategic management consulting firms, where he served as a Partner in the firm’s Dallas office. During his time at the firm, he led the Service Operations practice in North America, the Restaurant Service Line and the Retail Operations team - over time serving clients in the retail, restaurant, consumer packaged goods, airline, high-tech and media industries. He holds an MBA from Stanford University and a bachelor’s degree in industrial engineering from the University of Arkansas.

“It’s a privilege to join the world’s largest restaurant company, and I look forward to partnering with Yum! Brands’ global leadership team to drive growth and profitability for the company’s iconic KFC, Pizza Hut and Taco Bell brands, franchisees and shareholders,” said Turner. “Yum! Brands’ laser-focused business strategy, financial discipline and emphasis on development, innovation and company culture are true differentiators, and I’m thrilled to be part of the company’s future success.”

About Yum! Brands
Yum! Brands, Inc., based in Louisville, Kentucky, has over 48,000 restaurants in more than 145 countries and territories primarily operating the company’s restaurant brands - KFC, Pizza Hut and Taco Bell - global leaders of the chicken, pizza and Mexican-style food. Worldwide, the Yum! Brands system opens over eight new restaurants per day on average, making it a leader in global retail development. In 2018, Yum! Brands was named to the Dow Jones Sustainability North America Index and ranked among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine. In 2019, Yum! Brands was named to the Bloomberg Gender-Equality Index for the second consecutive year.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication contain “forward-looking statements.” Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are based on our current expectations, estimates, assumptions or projections concerning future results or events, including, without limitation, the future earnings and performance of Yum! Brands or any of its businesses. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; the success of our franchisees and licensees; the success of our transformation initiatives, including our refranchising strategy; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to successfully implement technology initiatives; our increasing dependence on digital commerce platforms and information technology systems; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed reports on Form 10-K and 10-Q) for additional detail about factors that could affect our financial and other results. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.